Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-130074
Prospectus Addendum to the Prospectus dated July 16, 2008.
CAPITAL SECURITIES
of
Goldman Sachs Capital II
Goldman Sachs Capital III
Fully and unconditionally guaranteed by
The Goldman Sachs Group, Inc.
     You should read the accompanying prospectus supplement, which gives the specific terms of the offered capital securities issued by any of Goldman Sachs Capital II and Goldman Sachs Capital III (which we refer to as the “issuer trusts”) and related guarantees issued by The Goldman Sachs Group, Inc., together with the accompanying prospectus dated July 16, 2008 of The Goldman Sachs Group, Inc. and the issuer trusts. When you read the supplement with the specific terms of the offered capital securities and related guarantees, please note that all references in the supplement to the prospectus dated May 8, 2000, the prospectus dated June 25, 2001, the prospectus dated May 21, 2003, the prospectus dated February 6, 2004, the prospectus dated March 15, 2005, the prospectus dated October 3, 2005, the prospectus dated December 1, 2005 or the prospectus dated December 5, 2006, or to any sections of those documents, should refer instead to the accompanying prospectus dated July 16, 2008, or to the corresponding section of that accompanying prospectus.
     The accompanying prospectus dated July 16, 2008 supersedes the prospectus dated May 8, 2000, the prospectus dated June 25, 2001, the prospectus dated May 21, 2003, the prospectus dated February 6, 2004, the prospectus dated March 15, 2005, the prospectus dated October 3, 2005, the prospectus dated December 1, 2005 and the prospectus dated December 5, 2006.
     Goldman, Sachs & Co. will, and other affiliates of Goldman Sachs may, use this prospectus addendum in connection with offers and sales of the capital securities in market-making transactions.

Goldman, Sachs & Co.

Prospectus Addendum dated July 16, 2008.